Exhibit 10.1
SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of November 13, 2019, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), and J.P. MORGAN EUROPE LIMITED ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, as amended by (i) First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 16, 2016, (ii) Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2016, (iii) Release and Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2016, (iv) Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2016, and Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017 (as so amended, the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.    Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.

3.    Amendment of Section 1.2 –Definition of Availability Block. The definition of Availability Block contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Availability Block shall mean $3,000,000.00 plus any amount by which it is increased from time to time pursuant to Section 13.1 in the event of a Springing Maturity Date.
4.    Amendment of Section 1.2 –Definition of European Agent. The definition of European Agent contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
European Agent shall mean J.P. Morgan Europe Limited, in its capacity as administrative agent, security trustee and collateral agent hereunder and under the Other Documents, or such branches or affiliates of J.P. Morgan Europe Limited as it shall from time to time designate for the purpose of performing its obligations hereunder and under the Other Documents in one or more of such capacities, together with any successors and assigns.
5.    Amendment of Section 1.2 –Definition of Maximum US-Canada Revolving Advance Amount. The definition of Maximum US-Canada Revolving Advance Amount contained in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
Maximum US-Canada Revolving Advance Amount shall mean $60,000,000 plus any increases in accordance with Section 2.23.
6.    Amendment of Section 1.2 – Definition of US-Canada Letter of Credit Sublimit. The definition of US-Canada Letter of Credit Sublimit contained in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
US-Canada Letter of Credit Sublimit shall mean $20,000,000.
7.    Amendment of Section 1.2 – Subsections (K), (L) and (M) of the Definition of Permitted Dispositions. Subsections (K) and (L) of the definition of Permitted Dispositions contained in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety as follows and a new Subsection (M) of the definition of Permitted Dispositions contained in Section 1.2 of the Credit Agreement is hereby added following Subsection (L) as follows:
(K)    dispositions, other than those specifically excepted pursuant to clauses (A) through (J) above, made on or after the Fourth Amendment Closing Date in an aggregate amount not to exceed $40,000,000; provided that prior to and after giving effect to any such disposition (i) no Default or Event of Default exists or is continuing including, without limitation, after giving pro-forma effect to the exclusion of the assets that are the subject of such disposition from the US-Canada Formula Amount, the English Formula Amount or the French Formula Amount, as applicable and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(L)    the GCMI Inventory Sale and the GCMI Disposition; and
(M)    asset transfers between US-Canada Loan Parties.
8.    Amendment of Section 1.2 – Definition of US-Canada Formula Amount. The definition of US-Canada Formula Amount contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
US-Canada Formula Amount shall mean an amount equal to the sum of an amount equal to the sum of:
(A)    up to 85% (the "US Receivables Advance Rate") of Eligible Domestic Receivables (subject to specific caps on terms ranging from 0 to 120 days as set forth in the definition of Eligible Receivables), plus
(B)    the lesser of (i) 70% of the value of the Eligible Domestic Inventory and Eligible Foreign In-Transit Inventory valued at the lower of cost or market, on a first-in, first-out basis (the "US Inventory Advance Rate"), or (ii) 85% of the appraised net orderly liquidation value of Eligible Domestic Inventory and Eligible Foreign In-Transit Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the "US Inventory NOLV Advance Rate", together with the US Inventory Advance Rate and the US Receivables Advance Rate, collectively, the "Advance Rates"), provided that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (B) and the below clause (E) may not exceed $30,000,000 in the aggregate at any time, provided further that the aggregate amount of Eligible Foreign In-Transit Inventory included in the US-Canada Formula Amount may not exceed $2,400,000 in the aggregate at any time, plus
(C)    the lesser of (i) 85% of the appraised net orderly liquidation value of domestic Eligible Fixed Assets (as evidenced by a Fixed Asset appraisal satisfactory to Agent in its Permitted Discretion) and (ii) the Fixed Asset Cap amount, plus

(D)    up to 85% (the "Canadian Receivables Advance Rate") of the Dollar Equivalent Amount of Eligible Canadian Receivables (subject to specific caps on terms ranging from 0 to 120 days as set forth in the definition of Eligible Receivables), plus
(E)    the lesser of (i) 70% of the Dollar Equivalent Amount of the value of the Eligible Canadian Inventory valued at the lower of cost or market, on a first-in, first-out basis (the "Canadian Inventory Advance Rate"), or (ii) 85% of the Dollar Equivalent Amount of the appraised net orderly liquidation value of Eligible Canadian Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the "Canadian Inventory NOLV Advance Rate", together with the Canadian Inventory Advance Rate and the Canadian Receivables Advance Rate, collectively, the "Canadian Advance Rates"); provided that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (E) and the above clause (B) may not exceed $30,000,000 in the aggregate at any time; provided further, that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (E) and the above clause (D) may not exceed the Maximum Canadian Revolving Advance Amount, minus
(F)    the aggregate amount of any outstanding US-Canada Swing Loans, minus
(G)    the aggregate Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit, minus
(H)    the Availability Block, minus
(I)    such reserves, including without limitation, Freight and Duty Reserve and reserves in respect of Priority Payables, established by Agent from time to time in its Permitted Discretion.
9.    Amendment of Section 1.2 – Definition of US-Canada Undrawn Availability Required Amount. The definition of US-Canada Undrawn Availability Required Amount contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
US-Canada Undrawn Availability Required Amount shall mean (a) 12.5% of the Maximum US-Canada Revolving Advance Amount for five (5) consecutive Business Days, or (b) $7,500,000 on any given Business Day. The absolute dollar amount in the preceding clause (b) shall be deemed proportionately increased at the time of any increase in the Maximum US-Canada Revolving Advance Amount.
10.    Amendment of Section 1.2 – Addition of definition of Convertible Notes Prepayment Test. Section 1.2 of the Credit Agreement is hereby amended to add a new definition of Convertible Notes Prepayment Test as follows:
Convertible Notes Prepayment Test shall mean US-Canada Undrawn Availability is the greater of (1) $18,000,000 and (2) thirty percent (30%) of the Maximum US-Canada Revolving Advance Amount.
US-Canada Undrawn Availability in the foregoing calculations shall be measured both (i) as the average during the thirty (30) day period immediately preceding any applicable transaction and (ii) on the date of such transaction (after giving effect to such transaction).
11.    Amendment of Section 1.2 – Addition of definition of Private Exchange. Section 1.2 of the Credit Agreement is hereby amended to add a new definition of Private Exchange as follows:
Private Exchange shall mean the issuance of up to One Hundred Fifty Million ($150,000,000) in an aggregate original principal amount of unsecured convertible notes due 2024 to certain holders of the Company's 2021 Convertible Notes in an exchange, or series of exchanges, for a similar principal amount of such holders' 2021 Convertible Notes, plus any reasonable premium required to retire the 2021 Convertible Notes.
12.    Amendment of Section 1.2 – Addition of definition of 2024 Convertible Notes. Section 1.2 of the Credit Agreement is hereby amended to add a new definition of 2024 Convertible Notes as follows:
2024 Convertible Notes shall mean any notes issued in the Private Exchange.
13.    Amendment of Section 1.2 – Addition of definition of Unexchanged 2021 Convertible Notes. Section 1.2 of the Credit Agreement is hereby amended to add a new definition of Unexchanged 2021 Convertible Notes as follows:
Unexchanged 2021 Convertible Notes shall mean any 2021 Convertible Notes which remain outstanding after giving effect to the Private Exchange.

14.    Amendment of Section 4.7 – Appraisals. Section 4.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 4.7    Appraisals.
Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of US Borrowers' and Canadian Borrowers' assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with US Loan Parties as to the identity of any such firm. In the event the value of such Borrowers' domestic and Canadian Inventory or Receivables as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such applicable Advances permitted hereunder, then, promptly upon Agent's demand for same, such Borrowers shall make mandatory prepayments of the then outstanding applicable Revolving Advances so as to eliminate the excess Advances. Not more than one inventory appraisal, each at US-Canada Borrowers' expense, shall be conducted per annum unless a Dominion Period is in effect or it is within 60 days of the end of a Dominion Period, or if an Event of Default or Default has occurred and is continuing. Not more than one field examination, at US-Canada Borrowers' expense, shall be conducted per annum unless (i) a Dominion Period is in effect or it is within 60 days of the end of a Dominion Period, (ii) if US-Canada Undrawn Availability is less than 25% of the US-Canada Formula Amount, or (iii) if an Event of Default or Default has occurred and is continuing; provided if the US-Canada Revolving Facility Usage is Zero Dollars ($0.00) or the US-Canada Undrawn Availability exceeds 75% of the maximum US-Canada Revolving Advance Amount, no inventory appraisals at US-Canada Borrowers' expense shall be required.
15.    Amendment of Section 5.33 –Centre of Main Interests and Establishments. Section 5.33 of the Credit Agreement is hereby amended and restated as follows:
Section 5.33    Centre of Main Interests and Establishments.
For the purposes of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), each European Loan Party's centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
16.    Amendment of Section 6.6(a) – Financial Covenant; Minimum Undrawn Availability. Section 6.6(a) of the Credit Agreement is hereby amended and restated as follows:
(a)    Cause to be maintained US-Canada Undrawn Availability at all times of not less than (i) 11.25% of the Maximum US-Canada Revolving Advance Amount for five (5) consecutive Business Days, or (ii) 6,000,000 on any given Business Day. The amount in the preceding clause (ii) will be automatically adjusted by Agent proportionally upon any increase in the Maximum US-Canada Revolving Advance Amount pursuant to Section 2.23 of this Agreement.
17.    Amendment of Section 7.7(c) – Dividends. Section 7.7(c) of the Credit Agreement is hereby amended and restated as follows:
(c)    the Company may pay or make dividends or distributions in an amount not to exceed $475,000 per fiscal quarter so long as no Event of Default or Default shall exist immediately prior to or after giving effect to such dividend or distribution;
18.    Amendment of Section 7.17 – Prepayment of Indebtedness. Section 7.17 of the Credit Agreement is hereby amended and restated as follows:
7.17    Prepayment of Indebtedness.
At any time, directly or indirectly, prepay any Indebtedness in excess of $1,000,000 in the aggregate during the Term, (other than Indebtedness (a) to Lenders, (b) of a Loan Party to another Loan Party, (c) of an Excluded Subsidiary to a Loan Party, (d) of an Excluded Subsidiary to another Excluded Subsidiary, or (e) under the 2021 Convertible Notes or the 2022 Convertible Notes (including, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation); provided, that, in each case, prior to and after giving effect to such prepayment (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b), (c) or (d), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (e), after giving effect to such transaction, the Convertible Notes Prepayment Test is met), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate during the Term (other than Indebtedness (a) of a Loan Party to another Loan Party, (b) of an Excluded Subsidiary to a Loan Party, (c) of an Excluded Subsidiary to another Excluded Subsidiary, or (d) under the 2021 Convertible Notes or the 2022 Convertible Notes; provided, that, in each case, prior to and after giving effect to such repurchases, redemptions, retirements or acquisitions (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b) or (c), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (d), after giving effect to such transaction, the Convertible Notes Prepayment Test is met).
Notwithstanding the above, no European Loan Party may, at any time that any amount of the European Facility Revolving Facility Usage is outstanding, directly or indirectly, repay any Indebtedness other than to another European Loan Party or acquire any Indebtedness other than of any other European Loan Party unless the European Undrawn Availability at that time, and immediately after making such repayment, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000.
19.    Amendment of Section 7.19 –Covenants as to Certain Indebtedness. Section 7.19 of the Credit Agreement is hereby amended and restated as follows:
7.19    Covenants as to Certain Indebtedness.
Amend or modify any provisions of the documents governing the 2021 Convertible Notes or the 2022 Convertible Notes, in each case, in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to Agent and Lenders, and obtaining the prior written consent of the Applicable Required Lenders, it being understood for the avoidance of doubt, that adjustments, amendments, and modifications expressly required to be made pursuant to the terms of the 2021 Convertible Notes or the 2022 Convertible Notes shall be permitted. Notwithstanding the foregoing, the issuance of the 2024 Convertible Notes pursuant to the Private Exchange is expressly permitted so long as the Borrowers provide Agent and Lenders with a draft form of the indenture governing the 2024 Convertible Notes at least fifteen (15) calendar days prior to the proposed date of issuance, together with the final form of such indenture as soon as available and with the exception of the maturity, original issue discount, conversion price and conversion rate, the terms of the 2024 Convertible Notes do not differ in any material and adverse way from the terms of the 2021 Convertible Notes as determined by the Agent in its reasonable discretion; for the avoidance of doubt, the inclusion of a redemption right exercisable by the Company in the 2024 Convertible Notes shall not be considered material and adverse. Further, for all purposes under this Agreement, the 2024 Convertible Notes shall be considered, along with any Unexchanged 2021 Convertible Notes, as 2021 Convertible Notes. For the avoidance of doubt, all references in definitions, representations, warranties, covenants and defaults in this Agreement to the 2021 Convertible Notes shall refer to both any Unexchanged 2021 Convertible Notes and the 2024 Convertible Notes.
20.    Amendment of Section 13.1 – Term. Section 13.1 of the Credit Agreement is hereby amended and restated as follows:
13.1    Term.
This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, each Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earlier of (the "Term") (i) January 16, 2024 or (ii) subject to the following sentence, one hundred (100) days prior to the maturity of the 2021 Convertible Notes or the 2022 Convertible Notes, or the maturity date of a refinancing of any of the 2021 Convertible Notes or 2022 Convertible Notes (the "Springing Maturity Date") unless sooner terminated as herein provided. If a Springing Maturity Date would cause the Term to expire prior to January 16, 2024, the Borrowers may elect, in lieu of allowing the Term to expire, to increase the Availability Block by the amount due within such one hundred (100) day period pursuant to the 2021 Convertible Notes or the 2022 Convertible Notes (or any refinancing thereof) so long as (A) no Default or Event of Default exists or is continuing and (B) after giving effect to such increase in the Availability Block, the Convertible Notes Prepayment Test is met. Loan Parties may terminate this

Agreement at any time upon prior written notice to Agent and upon indefeasible payment in full of all of the Obligations.
21.    Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)    the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Lenders, the Agent and the European Agent;
(b)    the Agent shall have received, duly executed by a duly authorized officer of each of the US-Canada Borrowers, a Revolving Credit Note in the amended US-Canada Revolving Credit Commitment Amount for each Lender;
(c)    the Agent shall have received copies, certified by a duly authorized officer of each Loan Party to be true and complete on and as of the date hereof, of records of all action taken by each of the Loan Parties to authorize (i) the execution and delivery of this Amendment, and all other certificates, documents and instruments executed in connection therewith, and (ii) its performance of all of its obligations under each of such documents;
(d)    the Agent shall have received a secretary's certificate of each Loan Party certifying as to (i) no change in such Loan Party's articles or certificate of incorporation/organization or bylaws, code of regulations or limited liability company/operating agreement, or in the event that any such documents have changed, true and correct copies of the same certified by the secretary of such Loan Party or the Secretary of State, as the case may be, and (ii) the incumbency of the officers of such Loan Party that execute and deliver this Amendment and the related certificates, documents and instruments;
(e)    no Default or Event of Default shall have occurred; and
(f)    the Borrowers shall have paid (i) to Agent all of Agent's costs and expenses (including Agent's attorneys' fees) incurred in connection with the preparation of this Amendment and (ii) to Agent for the ratable benefit of the US-Canada Lenders (based upon the respective US-Canada Revolving Commitment Amount of each US-Canada Lender) an amendment fee in an amount equal to $90,000.
22.    Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent and the Lenders as follows:
(a)    each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)    each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;
(c)    this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)    all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;
(e)    this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)    no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents;
(g)    each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby; and
(h)    each Borrower and each Guarantor hereby agrees, as an independent obligation to the European Agent (to the extent such Guarantor or Borrower is party to the English Law Guaranty), to be bound by the terms of the English Law Guaranty as if it had been set out in full again here with such changes as are appropriate to fit this context, for the avoidance of doubt with references to the Credit Agreement and Other Documents each as modified hereby.
23.    Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
24.    Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
25.    Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
26.    Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
27.    Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
28.    Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.

29.    Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
30.    Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
31.    Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.
32.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Sixth amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

US BORROWERS:
Invacare Corporation, an Ohio corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Senior Vice President and Chief Financial Officer

Freedom Designs, Inc., a California corporation
Alber USA, LLC, an Ohio limited liability company
Medbloc, Inc., a Delaware corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

Invacare Continuing Care, Inc., a Missouri corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Vice President and Treasurer

[SIGNATURE PAGE TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
The Helixx Group, Inc., an Ohio corporation
Invacare Credit Corporation, an Ohio corporation
Invacare International Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invacare Florida Holdings, LLC, a Delaware limited liability company
Invacare Florida Corporation, a Delaware corporation
Invamex Holdings LLC, a Delaware limited liability company
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

Invacare Canadian Holdings, Inc., a Delaware corporation Invacare Canadian Holdings, LLC, a Delaware limited liability company By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner, Invacare Canada General Partner Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[SIGNATURE PAGE TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ENGLISH BORROWERS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director
ENGLISH GUARANTORS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director
Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director

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FRENCH BORROWERS:
Invacare Poirier SAS By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised
FRENCH GUARANTORS:
Invacare Poirier SAS By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised
Invacare France Operations S.A.S. By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised

[SIGNATURE PAGE TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Todd Milenius
Name:    Todd Milenius
Title:    Senior Vice President

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KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Jonathan Roe
Name:    Jonathan Roe
Title:    Vice President

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JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Erik Barragan
Name:    Erik Barragan
Title:    Authorized Officer

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J.P. MORGAN EUROPE LIMITED, as European Agent
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer
J.P. MORGAN AG, as Lender
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer

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CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender
By: /s/ David Slattery
Name:    David Slattery
Title:    Vice President